                                                                    EXHIBIT 4.11

         AMENDMENT NUMBER ONE AND WAIVER TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER ONE AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT") dated as of March ___, 1999, is entered into among AUREAL SEMICONDUCTOR INC., a Delaware corporation ("Borrower"), on the one hand, and, on the other hand, Agent (as hereinafter defined) and the financial institutions (collectively, the "Lenders" and individually, a "Lender") that are signatories to that certain Loan and Security Agreement, dated as of June 5, 1998 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), entered into between Borrower, Lenders, and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as agent (herein, in such capacity, referred to as "Agent") for Lenders thereunder, in light of the following:

                               W I T N E S S E T H

     WHEREAS, the Parties desire to amend the Loan Agreement, in accordance with the amendment provisions of Section 16.1 thereof, as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement, effective immediately, as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT. Upon the effectiveness of this Amendment, the parties hereby agree as follows:

     (a) The Loan Agreement hereby is amended to add the following new Section 2.2(d):

               (d) Anything to the contrary in the Agreement notwithstanding, Agent shall impose, and Borrower hereby consents to the establishment of, a reserve against the Maximum Tranche B Amount equal to 35% of the Maximum Tranche B Amount (i.e., $2,625,000.00). Agent may not change the amount of the reserve established under this subsection without the prior written consent of all of the Lenders.

     (b) Section 2.11(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

               (b) Supplemental Origination Fee. A one-time supplemental origination fee in the amount of $200,000, such fee to be fully earned on the Effective Date and due and payable on the first anniversary of the Effective Date or such earlier date (if any) on which this Agreement is terminated; provided, however, if all of the Obligations owing to Goldman Sachs Credit Partners L.P., a Bermuda limited partnership ("Goldman"), have been paid in full, in cash, on or prior to March 31, 1999, and all of the Commitments of Goldman are terminated on or prior to March 31, 1999, then, in connection therewith, Goldman hereby agrees to waive Goldman's Pro-Rata Share of the supplemental origination fee.

     (c) Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 5 days prior written notice to Agent to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to $250,000; provided, however, if the Obligations owing to Goldman have been paid in full, in cash, on or prior to March 31, 1999, and all of the Commitments of Goldman are terminated on or prior to March 31, 1999, then, in connection therewith, Goldman hereby agrees to waive Goldman's Pro-Rata Share of the Early Termination Premium and surrender Goldman's Warrant to Borrower.

3. WAIVERS OF EXISTING EVENTS OF DEFAULT. Upon the effectiveness of this Amendment, Lender hereby waives each of the Events of Default existing as of the date of this Amendment and identified on Schedule A attached to this Amendment (each, a "Specified Event of Default"). Such waiver is specific in time and in intent and does not constitute, nor should it be construed as constituting, except to the extent expressly set forth herein, a waiver or modification of any term of, or right, power, or privilege under, the Loan Agreement, the other Loan Documents, or any agreement, contract, indenture, document, or instrument mentioned therein. Such waiver does not preclude any exercise of any right, power, or privilege under any Loan Document, based upon any Event of Default other than the Specified Events of Default.

4. CONDITION PRECEDENTS TO AMENDMENT. The satisfaction of each of the following unless waived or deferred by Agent in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

     (a) The representations and warranties in the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

     (b) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against the Agent or Lenders.

     (c) Agent shall have received fully executed counterpart signatures to this Amendment.

     (d) Agent shall have received fully executed counterpart signatures to that certain Amendment Number Two to Put Agreement, dated as of the date hereof, by and among each of the funds managed by, or other affiliates of, Oaktree Capital Management LLC identified on Schedule 1A thereto or TCW Special Credits identified on Schedule 1 thereto and Goldman Sachs Credit Partners, L.P., a Bermuda limited partnership.

     (e) Agent shall have received fully executed counterpart signatures to that certain Amendment Number Two to Put Agreement, dated as of the date hereof, by and among each of the funds managed by, or other affiliates of, Oaktree Capital Management LLC identified on Schedule 1A thereto or TCW Special Credits identified on Schedule 1 thereto and Transamerica Business Credit Corporation, a Delaware corporation.

5. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of New York as the governing law).

6. ENTIRE AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Document, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Loan Agreement.

7. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

9. MISCELLANEOUS. (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.



                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, a Delaware corporation,
                                        as Agent and a Lender


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        a Bermuda limited partnership


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        AUREAL SEMICONDUCTOR INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                   SCHEDULE A

                           SPECIFIED EVENTS OF DEFAULT



     (1) Borrower has failed to maintain the minimum Tangible Net Worth required by Section 7.20(a) of the Loan Agreement for the quarter ending January 3, 1999.

     (2)  Borrower has failed to maintain the minimum Profitability required by
          Section 7.20(b) of the Loan Agreement for the quarter ending January 3, 1999.

     (3)  Borrower has failed to maintain the minimum Total Revenues required by
          Section 7.20(c) of the Loan Agreement for the quarter ending January 3, 1999.

     Each of the items identified in paragraphs (1), (2), and (3) above constitute an Event of Default under Section 8.2 of the Loan Agreement.

               AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of March ___, 1999, is entered into among AUREAL SEMICONDUCTOR INC., a Delaware corporation ("Borrower"), on the one hand, and, on the other hand, Agent (as hereinafter defined) and the financial institutions (collectively, the "Lenders" and individually, a "Lender") that are signatories to that certain Loan and Security Agreement, dated as of June 5, 1998 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), entered into between Borrower, Lenders, and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as agent (herein, in such capacity, referred to as "Agent") for Lenders thereunder, in light of the following:

                               W I T N E S S E T H

     WHEREAS, the Parties desire to amend the Loan Agreement, in accordance with the amendment provisions of Section 16.1 thereof, as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement, effective immediately, as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT. Upon the effectiveness of this Amendment, the parties hereby agree as follows:

     (a) Section 2.2(d) of the Loan Agreement hereby is deleted in its entirety from the Loan Agreement.

     (b) Section 2.11(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

               (b) Supplemental Origination Fee. A one-time supplemental origination fee in the amount of $200,000, such fee to be fully earned on the Effective Date and due and payable on the first anniversary of the Effective Date or such earlier date (if any) on which this Agreement is terminated; provided, however, if all of the Obligations owing to Goldman Sachs Credit Partners L.P., a Bermuda limited partnership ("Goldman"), have been paid in full, in cash, on or prior to May 26, 1999, and all of the Commitments of Goldman are terminated on or prior to May 26, 1999, then, in connection therewith, Goldman hereby agrees to waive Goldman's Pro-Rata Share of the supplemental origination fee.

     (c) Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               3.6 Early Termination by Borrower. Borrower has the option, at any time upon 5 days prior written notice to Agent to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to $250,000; provided, however, if the Obligations owing to Goldman have been paid in full, in cash, on or prior to May 26, 1999, and all of the Commitments of Goldman are terminated on or prior to May 26, 1999, then, in connection therewith, Goldman hereby agrees to waive Goldman's Pro-Rata Share of the Early Termination Premium and surrender Goldman's Warrant to Borrower.

3. CONDITION PRECEDENTS TO AMENDMENT. The satisfaction of each of the following unless waived or deferred by Agent in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

     (a) The representations and warranties in the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

     (b) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against the Agent or Lenders.

     (c) Agent shall have received fully executed counterpart signatures to this Amendment.

     (d) Agent shall have received fully executed counterpart signatures to that certain Amendment Number Three to Put Agreement, dated as of the date hereof, by and among each of the funds managed by, or other affiliates of, Oaktree Capital Management LLC identified on Schedule 1A thereto or TCW Special Credits identified on Schedule 1 thereto and Goldman Sachs Credit Partners, L.P., a Bermuda limited partnership.

     (e) Agent shall have received fully executed counterpart signatures to that certain Amendment Number Three to Put Agreement, dated as of the date hereof, by and among each of the funds managed by, or other affiliates of, Oaktree Capital Management LLC identified on Schedule 1A thereto or TCW Special Credits identified on Schedule 1 thereto and Transamerica Business Credit Corporation, a Delaware corporation.

5. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of New York as the governing law).

6. ENTIRE AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Document, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Loan Agreement.

7. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

9. MISCELLANEOUS. (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.



                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, a Delaware corporation,
                                        as Agent and a Lender


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        a Bermuda limited partnership


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        AUREAL SEMICONDUCTOR INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                             AMENDMENT NUMBER SEVEN
                         TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER SEVEN (this "Amendment"), to LOAN AND SECURITY AGREEMENT, dated as of June 5, 1998, among AUREAL INC., a Delaware corporation formerly known as Aureal Semiconductor Inc. (the "Borrower"), the financial institutions from time to time parties thereto as lenders (the "Lenders") and TRANSAMERICA BUSINESS CREDIT CORPORATION, as agent (in such capacity, the "Agent") for the Lenders, is made as of September 14, 1999 among the Borrower, the undersigned Lenders and the Agent.


                              W I T N E S S E T H :


     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Loan and Security Agreement, dated as of June 5, 1998 (as heretofore amended, the "Loan Agreement"; capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement unless otherwise defined herein); and

     WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Loan Agreement and certain other Loan Documents, and the Lenders are agreeable to such requests on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:


     1. AMENDMENTS TO LOAN AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in
Section 7 hereof, the Loan Agreement is hereby amended as follows:

          (a) The definition of "Average Unused Portion of the Maximum Amount" in Section 1.1 is amended by inserting after the word "month" the following: ", less (c) the average amount of undrawn Letters of Credit outstanding during the immediately preceding month."

          (b) The definition of "Loan Documents" in Section 1.1 is amended by inserting after the words "the Warrants," the following: "the Letters of Credit, the Letter of Credit Agreement, the Guaranty,".

          (c) The definition of "Material Adverse Change" in Section 1.1 is amended by deleting the word "Borrower" from each place it appears and substituting therefor the following: "any Loan Party."

          (d) The definition of "Maximum Amount" in Section 1.1 is amended and restated as follows:

               "'Maximum Amount' means $12,187,000."

          (e) The definition of "Maximum Tranche B Amount" in Section 1.1 is amended and restated as follows:

               "'Maximum Tranche B Amount' means $5,000,000."

          (f) The definition of "Obligations" in Section 1.1 is amended by inserting after the phrase "principal," the following: "reimbursement obligations,".

          (g) The definition of "Pro Rata Share" in Section 1.1 is amended by inserting after the phrase "to make Tranche A Advances and receive payments of principal and interest with respect thereto" the following: "and to purchase participations in Letters of Credit and receive payment with respect thereto."

          (h) The definition of "Revolving Facility Usage" in Section 1.1 is amended by inserting after the phrase "Tranche B Advances outstanding" the following: ", plus (c) the aggregate undrawn face amount of all Letters of Credit outstanding."

          (i) The definition of "Tranche A Availability" in Section 1.1 is amended and restated as follows:

          "'Tranche A Availability' means the amount that Borrower is entitled to borrow as Tranche A Advances under Section 2.1 and the undrawn face amount of Letters of Credit the Borrower is entitled to request under
          Section 2.13, such amount being the difference derived when (a) the aggregate principal amount of Tranche A Advances then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that are reimbursed by Borrower by being charged to the Loan Account as Tranche A Advances) plus the aggregate undrawn face amount of Letters of Credit then outstanding is subtracted from (b) the lesser of (i) the Maximum Tranche A Amount or (ii) the Borrowing Base."

          (j) Section 1.1 is amended by adding the following definitions in their proper alphabetical order:

          "'Federal Funds Effective Rate' means for any day, the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such Business Day, the average of the quoted rates for such Business Day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Effective Rate shall, in the absence of manifest error, be conclusive."

          "'Guaranty' means the Guaranty, in the form of Exhibit G-1 attached hereto, made by OCM in favor of the Agent."

          "'Issuing Bank' means Bank of America or another bank selected by the Agent and reasonably acceptable to the Borrower."

          "'Letter of Credit Agreement' means the agreement entered into by the Agent and the Issuing Bank pursuant to which the Agent causes the Issuing Bank to issue Letters of Credit for the account of the Borrower in accordance with the terms of this Agreement."

          "'Letters of Credit' means the letters of credit issued for the account of the Borrower under Section 2.13, and all amendments, renewals, extensions or replacements thereof."

          "'Loan Parties' means the Borrower and OCM."

          "'OCM' means OCM Opportunities Fund II, L.P., a Delaware limited partnership."

          (k) Section 2.1(a) is amended by deleting the phrase "not to exceed" and substituting therefor "which, when combined with the aggregate undrawn face amount of all outstanding Letters of Credit, does not exceed."

          (l)  Section 2.1(b) is amended and restated as follows:

          "(b) The Lenders shall have no obligation to make further Tranche A Advances hereunder to the extent they would cause (i) the aggregate outstanding amount of Tranche A Advances plus the aggregate undrawn face amount of all outstanding Letters of Credit to exceed the lesser of the Borrowing Base and the Maximum Tranche A Amount or (ii) the aggregate outstanding amount of all Advances plus the aggregate undrawn face amount of all outstanding Letters of Credit to exceed the Maximum Amount."

          (m) Section 2.2(b) is amended by deleting "the outstanding Obligations" and substituting therefor "the aggregate outstanding amount of all Advances plus the aggregate undrawn face amount of all outstanding Letters of Credit."

          (n)  Section 2.2(d) is amended and restated as follows:

          "(d) Anything to the contrary in Sections 2.1 and 2.2 notwithstanding, the Borrower shall not borrow Tranche B Advances when Tranche A Availability is greater than zero.

          (o)  Section 2.2 is amended by adding at the end thereof a new clause
(e) as follows:

          "(e) The Lenders shall have no obligation to make Tranche B Advances unless the OCM Guaranty is in full force and effect."

          (p)  Section 2.4(b) is amended and restated as follows:

          "(b) Apportionment, Application, and Reversal of Payments. All payments shall be remitted to Agent. Except with respect to defaulting Lenders, all Collections shall be applied: first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances; fourth, to pay the outstanding principal of Tranche A Advances; fifth, to pay the outstanding principal of Tranche B Advances; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. For purposes of the foregoing, "payment in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding."

          (q) Section 2.6(a)(ii) is amended by deleting the phrase "5 percentage points" and substituting therefor "2 percentage points."

          (r)  Section 2.11(d) is amended and restated as follows:

          "(d) Letter of Credit Fees. (i) On the first day of each month (commencing October 1, 1999) during the term of this Agreement and on the Maturity Date, a letter of credit fee equal to 3.25% per annum of the daily average amount of the Letters of Credit outstanding during the preceding month or during the interim period ending on the Maturity Date, as the case may be; and

               (ii) for the sole account of the Agent, on the first day of each month (commencing October 1, 1999) during the term of this Agreement and on the Maturity Date, all customary fees charged to the Agent by the Issuing Bank which relate directly to the opening, amending or drawing under Letters of Credit."

          (s)  Article 2 is amended by adding at the end thereof a new Section
2.13 as follows:

          "2.13. Letters of Credit.

          (a) The Agent, upon the request of the Borrower, shall use its best efforts during the term of this Agreement, subject to the terms and conditions of this Agreement, to cause the Issuing Bank to issue for the account of the Borrower Letters of Credit of a tenor and containing terms reasonably acceptable to the Agent and the Issuing Bank, in a maximum aggregate face amount outstanding at any time not to exceed One Million Five Hundred Thousand Dollars ($1,500,000), provided that no Letter of Credit shall have an expiration date after the Maturity Date. The Agent shall have no obligation to use its best efforts to cause the Issuing Bank to issue Letters of Credit to the extent they would cause (i) the aggregate outstanding amount of Tranche A Advances plus the aggregate undrawn amount of all outstanding Letters of Credit to exceed the lesser of the Borrowing Base and the Maximum Tranche A Amount or (ii) the aggregate outstanding amount of all Advances plus the aggregate undrawn amount of all Letters of Credit to exceed the Maximum Amount.

          (b) Unless otherwise previously agreed in writing by the Borrower and the Agent, the initial term of (i) any documentary Letter of Credit shall not exceed one hundred twenty (120) days from the date of issuance and (ii) any standby Letter of Credit shall not exceed one calendar year from the date of issuance, subject to automatic renewal unless notice to the contrary is given by the Agent or the Issuing Bank in writing by the applicable date specified in such Letter of Credit. Each Letter of Credit shall state that, except as otherwise provided therein, such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (as most recently published by the International Chamber of Commerce). Notwithstanding the purpose of any Letter of Credit or any reference therein or herein to a Subsidiary or Affiliate of the Borrower, each Letter of Credit shall be deemed issued for the account of the Borrower and the obligations arising in connection therewith shall be part of the Obligations.

          (c) Immediately upon issuance or amendment of any Letter of Credit in accordance with the procedures set forth in this Section 2.13, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, of the liability and obligations under and with respect to such Letter of Credit and the Letter of Credit Agreement (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto.

          (d) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Agent a written irrevocable request no later than 10:00 a.m. (California time) at least five (5) Business Days (or such shorter period as may be agreed to by the Agent) in advance of the proposed date of issuance. The transmittal by the Borrower of each such request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this Section 2.13. Prior to the date of issuance of each Letter of Credit, the Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit. The Agent, in its reasonable judgment, may require changes in any such documents and certificates prior to the date of issuance of any such Letter of Credit. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day after the date on which such draft is presented.

          (e) In the event of any request for drawing under any Letter of Credit, (i) the Borrower shall be deemed to have timely given a borrowing request to the Agent to make Tranche A Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) without regard to satisfaction of the applicable conditions specified in Article 3 and the other terms and conditions of borrowings contained herein, the Lenders shall, on the date of such drawing, make Tranche A Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of Tranche A Advances are not received by the Agent on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse the Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Advances, if any, which are so received, plus accrued interest on such amount at the rate applicable to Tranche A Advances.

          (f) As among the Borrower, the Agent and each Lender, the Borrower assumes all risks of the acts and omissions of the Agent and the Issuing Bank or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit other than the gross negligence or willful misconduct of the Agent or the Issuing Bank as determined by a court of competent jurisdiction in a final nonappealable judgment. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged,
          (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, the Agent or the Lenders. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the Agent to the Borrower or any Lender.

          (g) The obligations of the Borrower to reimburse the Agent for drawings honored under the Letters of Credit and the obligations of the Lenders under this Section 2.13 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument relating thereto; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the other Loan Documents, the transactions contemplated herein or therein or any unrelated transaction; (iii) any draft, demand, certificate or other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vi) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vii) the fact that a Potential Default or Event of Default shall have occurred and be continuing."

          (t) The introductory paragraph of Section 3.2 is amended by inserting after the phrase "all Advances" in each place it appears the following: "and Letters of Credit."

          (u)  Section 3.2(d) is amended and restated as follows:

          "(d) the amount of the Revolving Facility Usage, after giving effect to the requested Advance or Letter of Credit, shall not exceed the lesser of the Availability and the Maximum Amount."

          (v)  Section 4.1(f) is deleted in its entirety.

          (w) The introductory paragraph of Article 5 is amended by (i) inserting after the phrase "the making of each Advance made thereafter" the following: "and the issuance of each Letter of Credit issued thereafter" and
(ii) inserting after the phrase "the making of such Advance" the following: "and the issuance of such Letter of Credit."

          (x) The introductory paragraph of Article 6 is amended by inserting after the phrase "final payment of the Obligations" the following: "and no Letters of Credit are outstanding."

          (y) The introductory paragraph of Article 7 is amended by inserting after the phrase "final payment of the Obligations" the following: "and no Letters of Credit are outstanding."

          (z) Section 8.2 is amended by (i) deleting the word "or" at the end of clause (b) thereof and (ii) inserting at the end of such Section the following: "or (d) If OCM fails or neglects to perform, keep or observe any term, provision, condition, covenant or agreement contained in any Loan Document to which OCM is a party and such failure continues for a period of 10 Business Days;"

          (aa) Section 8.4 is amended by deleting "Borrower's" and substituting therefor "any Loan Party's."

          (bb) Section 8.5 is amended by deleting "Borrower" and substituting therefor "any Loan Party."

          (cc) Section 8.6 is amended by deleting "Borrower" from each place it appears and substituting therefor "any Loan Party."

          (dd) Section 8.7 is amended by deleting "Borrower" from the first place it appears and substituting therefor "any Loan Party."

          (ee) Section 8.8 is amended by (i) deleting "Borrower's" from each place it appears and substituting therefor "a Loan Party's" and (ii) adding after the phrase "payment date thereof;" the following: "provided, however, that none of the foregoing liens, levies or assessments on the properties or assets of OCM shall be an Event of Default unless such liens, levies or assessments could be reasonably expected to result in a Material Adverse Change;"

          (ff) Section 8.9 is amended by (i) deleting "Borrower's" and substituting therefor "any Loan Party's" and (ii) deleting "Borrower" and substituting therefor "such Loan Party."

          (gg) Section 8.10 is amended by (i) deleting "Borrower" and substituting therefor "any Loan Party" and (ii) deleting "Borrower's" and substituting therefor "such Loan Party's."

          (hh) Section 8.12 is amended by deleting "Borrower" from each place it appears and substituting therefor "any Loan Party."

          (ii) Section 9.1(b) is amended by inserting immediately after the phrase "the Lender Group" the following: ", or cease using best efforts to cause the Issuing Bank to issue any Letters of Credit or to amend, renew, extend or replace any Letters of Credit."

          (jj) Section 9.1 is amended by (i) deleting the word "and" at the end of clause (m) thereof, (ii) deleting the period at the end of clause (n) thereof and substituting therefor "; and" and (ii) inserting at the end of such Section a new clause (o) as follows:

               "(o) With respect to all Letters of Credit outstanding at the time of the acceleration of the Obligations under Section 9.1(a) or otherwise at any time after the Maturity Date, require the Borrower to deposit in a cash collateral account established by or on behalf of the Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower agrees to forthwith deposit such amounts in such account). Amounts held in such cash collateral account shall be under the sole dominion and control of the Agent and applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in such cash collateral account, after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or to such other Person as may be lawfully entitled thereto."

          (kk) Section 16.1(b) is amended by (i) inserting after "principal," the following: "reimbursement obligation," and (ii) inserting after the phrase "or other amounts due to" the following: "the Agent or."

          (ll) Schedule C-1 to the Loan Agreement is amended and restated in the form of Schedule C-1 attached hereto.

          (mm) The Loan Agreement is amended by adding thereto a new Exhibit G-1 in the form of Exhibit G-1 attached hereto.

     2. AMENDMENT TO COPYRIGHT SECURITY AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 7 hereof, Section 2(g) of the Copyright Security Agreement is deleted in its entirety.

     3. AMENDMENT TO PATENT SECURITY AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 7 hereof, Section 2(g) of the Patent Security Agreement is deleted in its entirety.

     4. AMENDMENT TO TRADEMARK SECURITY AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 7 hereof, Section 2(g) of the Trademark Security Agreement is deleted in its entirety.

     5. AMENDMENT TO STOCK PLEDGE AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in
Section 7 hereof, Section 3 of the Stock Pledge Agreement is amended and restated as follows: "3. [Intentionally Deleted]."

     6. AMENDMENT TO DEPOSIT ACCOUNT SECURITY AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 7 hereof, Section 5 of the Deposit Account Security Agreement is amended and restated as follows: "5. [Intentionally Deleted]."

     7. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the Agent's receipt of an amendment fee of $50,000 for the ratable benefit of the Lenders and the following documents, in each case in form and substance satisfactory to the Agent:

          (a) This Amendment, duly executed by the Borrower and the Required Lenders.

          (b) The guaranty, substantially in the form of Exhibit G-1 (the "Guaranty"), duly executed by OCM Opportunities Fund II, L.P. ("OCM").

          (c) Certified copies of (A) the resolutions of the Board of Directors of OCM (together with the Borrower, the "Loan Parties") approving the Guaranty and the transactions contemplated thereby, (B) the partnership agreement of OCM as amended through the date hereof and (C) all documents evidencing other necessary actions and government approvals, if any, with respect to the Guaranty, this Amendment, the Loan Agreement as amended hereby and the documents contemplated hereby or delivered in connection herewith (the "Amendment Documents").

          (d) A certificate of the Secretary or an Assistant Secretary of OCM certifying the name and true signature of an authorized officer of OCM who is authorized to sign the Guaranty.

          (e) A certificate signed by an authorized officer of the Borrower certifying that (i) the representations and warranties contained in Section 8 hereof are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date), (ii) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date), (iii) no Potential Default or Event of Default has occurred and is continuing and (iv) there has occurred no Material Adverse Change since July 4, 1999.

          (f) Any agreements and other instruments required pursuant to the Loan Agreement, this Amendment or the Letter of Credit Agreement to cause to be issued any Letters of Credit.

          (g) A legal opinion of counsel to OCM covering such matters relating to the transactions contemplated by the Guaranty as the Agent shall reasonably request

          (h) A certificate of an authorized officer of OCM to the effect that OCM is Solvent and will be Solvent after giving effect to the consummation of the transactions contemplated by this Amendment.

          (i) Such other documents, instruments, opinions, evidence, materials and information as the Agent may reasonably request.

     8. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

          (a)  Since July 4, 1999, there has occurred no Material Adverse
Change.

          (b) No Potential Default or Event of Default has occurred and is continuing.

          (c) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date).

          (d) Each Amendment Document to which any Loan Party is a party constitutes the legal, valid and binding obligations of the such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity.

          (e) The execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party, and the consummation of the transactions contemplated thereby, are within such Loan Party's powers, have been duly authorized by all necessary action on the part of such Loan Party and do not (i) contravene such Loan Party's Governing Documents, (ii) violate any law or regulation, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party or any of its properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Loan Party.

          (f) No consent of any Person, and no permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any Amendment Document and the transactions contemplated thereby.

     9. EXPENSES. The Borrower shall pay for all of the reasonable costs and expenses incurred by the Agent in connection with the transactions contemplated by the Amendment Documents, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

     10.  MISCELLANEOUS.

          (a) Except as expressly amended herein, all of the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect.

          (b) Upon the effectiveness of this Amendment, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Agent or the Lenders under any of the Loan Documents, or constitute an amendment or waiver of any provision of any of the Loan Documents.

          (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

          (e)  This Amendment shall constitute a Loan Document.

     11. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers.


                                        AUREAL INC., formerly known as
                                        Aureal Semiconductor Inc.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, as Agent and as Lender



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                    Schedule C-1

                                   Commitments

                              Commitment to Make   Commitment to Make    Total Commitments   Pro Rata
      Lender                  Tranche A Advances   Tranche B Advances*       of Lenders        Share
-----------------------------------------------------------------------------------------------------
Transamerica Business             $12,187,000           $5,000,000          $12,187,500        100%
Credit Corporation

    Total of All Lenders          $12,187,000           $5,000,000          $12,187,000        100%
-----------------------------------------------------------------------------------------------------

* Tranche B is a Sublimit of Tranche A

                             AMENDMENT NUMBER EIGHT
                         TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER EIGHT (this "Amendment"), to LOAN AND SECURITY AGREEMENT, dated as of June 5, 1998, among AUREAL INC., a Delaware corporation formerly known as Aureal Semiconductor Inc. (the "Borrower"), TRANSAMERICA BUSINESS CREDIT CORPORATION ("TBCC"), PNC BANK, NATIONAL ASSOCIATION ("PNC" and, together with TBCC, the "Lenders") and TBCC, as agent (in such capacity, the "Agent") for the Lenders, is made as of September 30, 1999 among the Borrower, the Lenders and the Agent.


                              W I T N E S S E T H :


     WHEREAS, the Borrower, TBCC and the Agent are parties to the Loan and Security Agreement, dated as of June 5, 1998 (as heretofore amended, the "Loan Agreement"; capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement unless otherwise defined herein); and

     WHEREAS, the parties hereto wish to amend the Loan Agreement to, among other things, increase the maximum amount of the credit facility and include PNC as a Lender under the Loan Agreement and the other Loan Documents.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. AMENDMENTS TO LOAN AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in
Section 3 hereof, the Loan Agreement is hereby amended as follows:

          (a) The definition of "Maximum Amount" in Section 1.1 is amended and restated as follows:

          "'Maximum Amount' means $25,000,000."

          (b) The definition of "Maximum Tranche A Amount" in Section 1.1 is amended and restated as follows:

          "'Maximum Tranche A Amount' means $25,000,000."

          (c) The definition of "Maximum Tranche B Amount" in Section 1.1 is amended and restated as follows:

          "'Maximum Tranche B Amount' means $5,000,000."

          (d) Section 1.1 is amended by adding the following definitions in their proper alphabetical order:

          "'Eligible Equipment' means the Equipment of the Borrower located in the United States, which is free from any claim of title or Lien in favor of any Person (other than Liens in favor of the Agent) and with respect to which no event has occurred and no condition exists which could be reasonably expected to impair substantially the Borrower's ability to use such Equipment in the ordinary course of its business and which the Agent, in good faith, shall deem eligible to serve as collateral for Advances. No Equipment of the Borrower shall be Eligible Equipment unless the Agent has a perfected first priority Lien thereon. No Equipment of the Borrower shall be Eligible Equipment unless (i) it is located on property owned by the Borrower or (ii) it is located on property leased by the Borrower or in a contract warehouse which is subject to a Collateral Access Agreement executed by the mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises."

          "'Orderly Liquidation Value of Equipment' means the orderly liquidation value of Eligible Equipment as determined from time to time by an appraiser selected by the Agent. The Orderly Liquidation Value of Equipment is equal to $624,120 on September 30, 1999, as such amount may be adjusted from time to time pursuant to Section 4.6."

          (e) Section 2.1(a) is amended by deleting the phrase "80% of Eligible Accounts (net of the Foreign Accounts Reserve), less the amount, if any, of the Dilution Reserve" and substituting therefor "an amount equal to the sum of (i) 85% of Eligible Accounts (net of the Foreign Accounts Reserve), less the amount, if any, of the Dilution Reserve plus (ii) 75% of the Orderly Liquidation Value of Eligible Equipment."

          (f)  Section 2.6(a) is amended and restated as follows:

          "(a) Interest Rate. Except as provided in clause (c) below, all Obligations shall bear interest at a per annum rate of 2 percentage points above the Reference Rate."

          (g)  Section 2.6(d) is amended as follows:

               (i) by deleting "$500,000" from each place it appears and substituting therefor "200,000";

               (ii) by deleting "(y) during the period commencing on the Effective Date and ending on the earlier to occur of the first anniversary of the Effective Date" and substituting therefor "(y) during the period commencing on July 1, 1999 and ending on the earlier to occur of June 30, 2000"; and

               (iii) by deleting "(z) during the period commencing on the first anniversary of the Effective Date and ending on the earlier to occur of the second anniversary of the Effective Date" and substituting therefor "(z) during the period commencing on July 1, 2000 and ending on the earlier to occur of June 30, 2001."

          (h) Section 3.4 of the Loan Agreement is hereby amended by deleting "June 5, 2000" and substituting therefor "July 2, 2001."

          (i) Section 3.6 is amended by deleting "$250,000" and substituting therefor "the product of (a) $20,000 and (b) the number of months (rounded upwards to the nearest whole number) from the date this Agreement is terminated to the Maturity Date."

          (j) Section 4.6 is amended by inserting at the end thereof the following: "Without limiting the generality of the foregoing, the Borrower agrees that the Agent may from time to time hire appraisers to redetermine the Orderly Liquidation Value of the Equipment and the Borrower shall reimburse the Agent for the fees, costs and expenses associated with such appraisal."

          (k)  Section 7.20(a) is amended and restated as follows:

          "(a) [Intentionally omitted]."

          (l)  Section 7.20(b) is amended and restated as follows:

          "(b) Profitability. Achieve EBITDA of not less than the amount shown below for the period corresponding thereto (amounts in brackets ($) are negative):

Period                                                            Minimum EBITDA
--------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30, 1999           ($7,600,000)
the fiscal quarter ending on or about December 31, 1999            ($4,500,000)
the fiscal quarter ending on or about March 31, 2000                 ($300,000)
the fiscal quarter ending on or about June 30, 2000                ($1,100,000)
the fiscal quarter ending on or about September 30, 2000              $500,000
each fiscal quarter ending thereafter                               $1,500,000"


          (m)  Section 7.20(c) is amended and restated as follows:

          "(c) Total Revenues. Achieve total revenues, determined in accordance with GAAP on a basis consistent with past practice, of not less than the amount shown below for the period corresponding thereto:

Period                                                         Minimum Total Revenue
------------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30, 1999            $7,900,000
the fiscal quarter ending on or about December 31, 1999            $12,900,000
the fiscal quarter ending on or about March 31, 2000               $16,100,000
the fiscal quarter ending on or about June 30, 2000                $12,900,000
the fiscal quarter ending on or about September 30, 2000           $16,200,000
each fiscal quarter ending thereafter                              $20,200,000"


          (n)  Section 7.21 is amended and restated as follows:

          "7.21 Capital Expenditures. Make capital expenditures in excess of:
          (a) $2,250,000 during the fiscal year ending on or about December 31, 1999; or (b) $1,500,000 during the fiscal year ending on or about December 31, 2000; or (c) $2,250,000 during the period commencing on the first day immediately following the end of the fiscal year ending on or about December 31, 2000 and ending on the Maturity Date."

          (o) Section 17.9 is amended by adding the following at the beginning of such Section:

          "If (a) either (i) TBCC is liquidated, dissolved, merged or consolidated with any Person in a transaction in which TBCC is not the surviving entity or (ii) Aegon Corporation or one of its Affiliates ceases to own, directly or indirectly, a majority of the capital stock of TBCC, (b) TBCC (or its successor) ceases to conduct business as an asset based lender and (c) the Pro Rata Share of the Commitments of PNC Bank, National Association ("PNC") is equal to or greater than 50%, then PNC shall have the option to succeed TBCC as Agent or appoint a successor Agent to succeed TBCC as Agent, in each case subject to the terms set forth below."

          (p) Schedule C-1 to the Loan Agreement is amended and restated in the form of Schedule C-1 attached hereto.

     2.   ASSIGNMENT.

          (a)  Immediately after giving effect to the amendments set forth in
Section 1 hereof, TBCC hereby sells and assigns to PNC, and PNC hereby purchases and assumes from TBCC, that interest in and to TBCC's rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to TBCC, and the Commitments to make Advances and participate in Letters of Credit, as is set forth on Annex A hereto.

          (b) TBCC (i) represents and warrants to PNC that TBCC is the legal and beneficial owner of the interest being assigned by TBCC hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its Subsidiaries or the performance or observance by Borrower or any of its Subsidiaries of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

          (c) PNC (i) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;
(iii) confirms that it is eligible as an assignee under the terms of the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          (d) TBCC and PNC agree that (i) all amounts accrued with respect to the Commitments, the Advances and the Letters of Credit prior to PNC's payment of the amount (the "Specified Amount") referred to in Section 3(f) of this Amendment to TBCC shall be for the account of TBCC and (ii) all such amounts accrued after PNC's payment of the Specified Amount to

TBCC shall be for the account of the Lenders based upon their respective shares of the Commitments and the Advances.

          (e) Upon PNC's payment of the Specified Amount to TBCC, (i) PNC shall be a party to the Loan Agreement and, to the extent provided herein, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) TBCC shall, to the extent provided herein, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

     3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the Agent's receipt of the following, each of which shall be in form and substance satisfactory to the Agent:

          (a) This Amendment, duly executed by the Borrower and the Lenders and duly consented to by OCM.

          (b) An amendment fee, for the ratable benefit of the Lenders, in an amount equal to $200,000 in immediately available funds, which shall be fully earned and non-refundable upon the effectiveness of this Amendment.

          (c) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment, the Loan Agreement as amended hereby and the other documents contemplated hereby or delivered in connection herewith (collectively, the "Amendment Documents").

          (d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of an authorized officer of the Borrower who is authorized to sign the Amendment Documents.

          (e) A certificate signed by an authorized officer of the Borrower certifying that (i) the representations and warranties contained in Section 4 hereof are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date), (ii) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date), (iii) no Potential Default or Event of Default has occurred and is continuing and (iv) there has occurred no Material Adverse Change since July 4, 1999.

          (f) An amount from PNC, for the benefit of TBCC, equal to PNC's outstanding Advances (immediately after giving effect to this Amendment).

          (g) A legal opinion of counsel to the Borrower covering such matters relating to the transactions contemplated by this Amendment as the Agent shall reasonably request.

          (h) Information with respect to the status of the Creative Technology, Ltd. litigation filed in the United States District Court for the Northern District of California (Case No. 98-0770 WHO), which shall be satisfactory to the Lenders.

          (i) Such other documents, instruments, opinions, evidence, materials and information as the Agent may reasonably request.

     4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

          (a)  Since July 4, 1999 there has occurred no Material Adverse Change.

          (b) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          (c) The representations and warranties contained in Section 5 of the Loan Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date).

          (d) The Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity.

          (e) The execution, delivery and performance by the Borrower of the Amendment Documents, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not (i) contravene the Borrower's Governing Documents, (ii) violate any law or regulation, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

          (f) No consent of any Person, and no permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Amendment Documents and the transactions contemplated thereby.

     5. EXPENSES. The Borrower shall pay for all of the reasonable costs and expenses incurred by the Agent in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

     6.   MISCELLANEOUS.

          (a) Except as expressly amended herein, all of the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect.

          (b) Upon the effectiveness of this Amendment, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Agent or the Lenders under any of the Loan Documents, or constitute an amendment or waiver of any provision of any of the Loan Documents.

          (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

          (e)  This Amendment shall constitute a Loan Document.

     7. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers.


                                        AUREAL INC., formerly known
                                        as Aureal Semiconductor Inc.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, as Agent and a Lender


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

     The undersigned Loan Party hereby consents to this Amendment and acknowledges that the execution, delivery and performance of this Amendment does not in any way affect its obligations under the Guaranty, all of which obligations are ratified and confirmed, remain absolute and unconditional and are not subject to any defense, setoff or counterclaim.


                                        OCM OPPORTUNITIES FUND II, L.P.

                                        By:  Oaktree Capital Management,
                                             LLC, its General Partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   Commitments

                              Commitment to Make   Commitment to Make    Total Commitments   Pro Rata
      Lender                  Tranche A Advances   Tranche B Advances*       of Lenders        Share
-----------------------------------------------------------------------------------------------------
Transamerica Business Credit      $12,500,000           $2,500,000          $12,500,000         50%
    Corporation

PNC Bank, National Association    $12,500,000           $2,500,000          $12,500,000         50%

  Total of All Lenders            $25,000,000           $5,000,000          $25,000,000        100%

*  Tranche B is a Sublimit of Tranche A

                                                                         Annex A

            Assignment from Transamerica Business Credit Corporation
               ("TBCC") to PNC Bank, National Association ("PNC")

A.    Total Commitment of TBCC Immediately Prior to Assignment           $25,000,000

      1.   Commitment to Make Tranche A Advances                         $25,000,000

      2.   Commitment to Make Tranche B Advances*                         $5,000,000

B.    Assigned Share of Commitment to Make Tranche A Advances                     50%

C.    Assigned Share of Commitment to Make Tranche B Advances                     50%

D.    Total Commitment of TBCC Immediately After Assignment              $12,500,000

      1. Commitment to Make Tranche A Advances                           $12,500,000

      2. Commitment to Make Tranche B Advances*                           $2,500,000

E.    Total Commitment of PNC Immediately After Assignment               $12,500,000

      1. Commitment to Make Tranche A Advances                           $12,500,000

      2. Commitment to Make Tranche B Advances*                           $2,500,000
====================================================================================

*  Tranche B is a Sublimit of Tranche A